BRAZAURO RESOURCES CORPORATION

800 BERING DRIVE, SUITE 208

HOUSTON, TEXAS 77057

BRAZMIN CORP.

Geneva Place, 2nd Floor

333 Waterfront Drive, Wickhams Cay

Road Town, Tortola, BVI

BRAZAURO’S TOCANTINZINHO TITLE CONFIRMED IN BRAZIL

JOINT NEWS RELEASE	December 4, 2006

Houston, Texas and Road Town, Tortola, British Virgin Islands...Brazauro Resources Corporation (“Brazauro”) (TSXV: BZO) and BrazMin Corp. (“BrazMin”) (TSX: BZM) have been advised by the Departamento Nacional de Produção Mineral (“DNPM”) in Brazil that the mining license being acquired by Brazauro and described in Brazauro’s news release of February 16, 2006 has been confirmed as the paramount title over Brazauro’s Tocantinzinho Project (“Tocantinzinho” or the “Project”). This license assures good title and continuity to the entirety of the Project area. Brazauro holds a total of 43,840 hectares of mineral interests at Tocantinzinho.

Upon publication in Brazil’s official Government Gazette of the confirmation of title, Brazauro will issue 13.15 million common shares to BrazMin. As announced September 13, 2006, Brazauro will acquire all of BrazMin’s interests in the Project area. This acquisition extends Brazauro’s landholdings at Tocantinzinho to the east and southeast, into zones that Brazauro believes hold potential to expand the overall project’s gold-bearing mineralization.

Mark Jones, chairman of Brazauro, said, “We are very pleased to complete this title confirmation and to consolidate the entire Tocantinzinho area. We have retained Pincock, Allen & Holt, independent consultants based in Denver, to prepare an estimate of the mineral resource at Tocantinzinho, and a technical report will be announced shortly. We are reviewing the exploration information to date from the new areas now under Brazauro’s control, and will initiate further exploration activities here in the near-term.”

Tony Ransom, President and CEO of BrazMin, said, “Resolution of the complex title issues at Tocantinzinho is a great step forward and will ensure the orderly exploration and development of the area. Through our investment in Brazauro, we will continue to have exposure to this emerging project, while focusing activities on our property portfolio, both within the Tapajos district and elsewhere in Brazil.”

Mark E. Jones III Chairman, CEO Brazauro Resources Corporation	Anthony H. Ransom President, CEO BrazMin Corp.

For further information, please contact:

Brazauro Mark Jones, Chairman Ph: 713-785-1278 info@brazauroresources.com www.brazauroresources.com	BrazMin Fiona Childe, VP Corporate Communications Tau Capital Corporation Tel: 416-361-9636 ext 227 Fax: 416–361-0330 fchilde@taucapital.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. The news release includes certain “forward-looking statements.” All statements other than statements of historical fact included in this release, including, without limitation, statements regarding potential mineralization, exploration results and future plans and objectives of Brazauro Resources and BrazMin Corp., are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Brazauro’s and BrazMin’s expectations are exploration risks detailed herein and from time to time in the filings made by the Companies with securities regulators.

BRAZAURO RESOURCES CORPORATION

800 Bering Drive, Suite 208

Houston, TX 77057

BRAZAURO ANNOUNCES GOLD RESOURCE ESTIMATE AT TOCANTINZINHO

December 6, 2006

Houston Texas: Brazauro Resources Corporation (TSXV:BZO) has received a NI 43-101 qualified estimate of the gold resource at its 100%-controlled Tocantinzinho Project in the Tapajós region of Brazil. Pincock, Allen & Holt (“PAH”) of Lakewood, Colorado used a “block model study” method as of November 27, 2006 to calculate a contained resource of 793,514 indicated and 832,817 inferred ounces of gold.

PAH states that mineralization “appears to be open for development on several sides” and additional drilling is recommended.

Block Model Study

Pincock, Allen & Holt’s block model resource is based on the digital database of all Tocantinzinho drilling information in Brazauro’s possession. Rock density information was provided by Brazauro, based on laboratory measurements, and average figures were incorporated into the model for the different rock types. Grade data were composited in 6-meter vertical intervals from drill collar to the bottom of each hole. The resulting composites were matched with the raw down-hole data. Blocks six meters high and 20-meters by 20-meters were used to generate the model. Block grade estimation using an inverse distance to the 7th power proved the best fit of the data. A search radius of 25 meters was used to define Indicated Resources and a search radius of 50 meters was used to define Inferred Resources. The table below shows the block estimation results.

PINCOCK, ALLEN & HOLT BLOCK MODEL INFERRED & INDICATED RESOURCES (*) Above 0.2 gram Au/t
[Blocks 6x20x20m, search radius 25m for Indicated - 50 meters for Inferred]
	Volume	Tonnage	Average Grade	Contained Gold
	in m³	in metric tonnes	in grams Au/t	in grams	in troy ounces
Indicated Resources	6,331,200	16,646,496	1.48	24,680,656	793,514

Inferred Resources l	7,504,800	19,383,672	1.34	25,903,098	832,817

(*) Note: 1 troy ounce = 31.103 grams

Based on the above indicated results, Pincock, Allen & Holt recommends additional drilling to upgrade the resource base and to continue exploration along the projected NW-SE mineralized trend. The consulting firm further recommends: “Exploration programs at the Tocantinzinho gold project have resulted in delineation of a mineral resource that appears to be open for development on several sides of the indicated and inferred mineral resource. The location of this resource along a probable mega-shear zone opens the geological potential to develop an extended resource. With data from future drilling, the block model can be updated, which may add to the total tonnage and may change the grade and tonnage of the drilled resource.” A technical Report, compliant with NI 43-101 will be filed on the Company’s profile at www.sedar.com.

The sampling and quality control procedures used in connection with the drilling program are described in Brazauro’s news release of July 12, 2005, which may be viewed under Brazauro’s profile at www.sedar.com. All analytical results of drill core intervals, upon which the resource estimates are based, have been made by SGS Geosol, a reputable analytical laboratory based in Belo Horizonte, in the State of Minas Gerais, Brazil.

Initial metallurgical tests conducted in April, 2005 on four composites collected from mineralized drill core intercepts with grades of 1, 1.5, 4 and 12g/t showed the ore to be free-milling, indicating the strong likelihood for low-cost processing. Further Metallurgical testing is nearing completion at Hazen Research, Inc. of Golden, CO. Results should be available in Early 2007.

Brazauro Resources Corp. is presently drilling at the Sucuri Property in the southern part of the Tapajos gold region. To date six holes have been completed showing significant sulfide mineralization in a leader vein and in broad dissemination within the footwall. Assay results are pending and will be reported in a press release when they become available.

Exploration programs in Brazil are supervised by Stephen Zahony, Vice-President of Exploration, who is a Qualified Person as defined by National Instrument 43-101 and who has reviewed this news release. Leonel Lopez, C.P.G., author of the PAH Report and a qualified Person under NI 43-101 has read this news release and confirms that it fairly and accurately represents the information in the report that supports the disclosure herein.

Mark E. Jones, III

Chairman, CEO Brazauro Resources

Corporation

For further information, please contact:

Brazauro Mark Jones, Chairman Ph: 713-785-1278 info@brazauroresources.com www.brazauroresources.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. The news release includes certain “forward-looking statements.” All statements other than statements of historical fact included in this release, including, without limitation, statements regarding potential mineralization, exploration results and future plans and objectives of Brazauro Resources are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Brazauro’s expectations are exploration risks detailed herein and from time to time in the filings made by the Company with securities regulators.